
Metris Receivables, Inc.                                 Metris Master Trust                                          Monthly Report
Securityholders' Statement                                    Series 1998-2                                                 Feb-1999
Section 5.2                                                                  Class A              Class B             Total

(i)Security Amount                                                        500,000,000.00       49,450,550.00      549,450,550.00

(ii)Security Principal Distributed                                                  0.00                --                  0.00

(iii)Security Interest Distributed                                          2,133,786.67                --          2,133,786.67

(iv)Principal Collections                                                  25,332,487.76        2,502,271.66       27,834,759.42
(v)Finance Charge Collections                                              11,262,142.47        1,112,359.80       12,374,502.27
       Recoveries                                                             184,651.05           18,262.19          202,913.24
       Initial Interest Funding Account Deposit                                     0.00                0.00                0.00
       Interest Earned on Accounts                                                  0.00                0.00                0.00

         Total Finance Charge Collections                                  11,446,793.52        1,130,621.99       12,577,415.51

                                         Total Collections                 36,779,281.28        3,632,893.65       40,412,174.93

(vi)Aggregate Amount of Principal Receivables                                       --                  --      3,948,491,755.77

       Invested Amount (End of Month)                                     500,000,000.00       49,450,550.00      549,450,550.00

       Floating Allocation Percentage                                         12.6630630%          1.2523909%         13.9154539%

       Fixed/Floating Allocation Percentage                                   12.6630630%          1.2523909%         13.9154539%

       Invested Amount (Beginning of Month)                               500,000,000.00       49,450,550.00      549,450,550.00

       Average Daily Invested Amount                                                --                  --        549,389,582.10

(vii)Receivable Delinquencies (As a % of Total Receivables)                         --                  --                  --
       Current                                                                      --                 83.65%   3,474,379,226.36
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                   --                  7.53%     312,765,460.14
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                  --                  3.01%     124,853,829.63
       90 Days and Over (60+ Days Contractually Delinquent)                         --                  5.81%     241,366,771.23

                                         Total Receivables                          --                100.00%   4,153,365,287.36

(viii)Aggregate Investor Default Amount                                             --                  --          5,165,776.83

         As a % of Average Daily Invested Amount
         (Annualized based on 365 days/year)                                        --                  --                 12.26%
(ix)Charge-Offs                                                                     0.00                0.00                0.00

(x)Servicing Fee                                                                    --                  --            842,992.62

(xi)Unreimbursed Redirected Principal Collections                                   --                  --                  0.00

(xii)Excess Funding Account Balance                                                 --                  --                  0.00

(xiii)New Accounts Added                                                            --                  --                73,204

(xiv)Average Gross Portfolio Yield                                                  --                  --                 29.84%

         Average Net Portfolio Yield                                                --                  --                 17.59%

(xv)Minimum Base Rate                                                               --                  --                  7.49%

        Excess Spread                                                               --                  --                 10.10%

(xvi)Principal Funding Account Balance                                              --                  --                  0.00

(xvii)Accumulation Shortfall                                                        --                  --                  0.00

(xviii)Scheduled date for the commencement of the Accumulation Period               --                  --            April 2000

        Accumulation Period Length                                                  --                  --                   N/A

(xix)Principal Funding Account Investment Proceeds Deposit                          --                  --                  0.00

        Required Reserve Account Amount                                             --                  --                  0.00

        Available Reserve Account Amount                                            --                  --                  0.00

        Covered Amount                                                              --                  --                  0.00

(xx)Aggregrate Interest Rate Caps Notional Amount                                   --                  --        500,000,000.00

        Deposit to the Caps Proceeds Account                                        --                  --                  0.00

(xxi)Policy Claim Amount                                                            --                  --                  0.00
